UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Strategic American Oil Corporation (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “8-K/A”) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 22, 2011 (the “Initial 8-K”), in order to file certain financial statements and to furnish certain pro forma financial information pursuant to Item 9.01 of this Form 8-K/A.

The Initial 8-K provided disclosure under Item 2.01 thereof regarding the February 15, 2011 closing of the Company’s acquisition of a private Texas oil and gas company named Galveston Bay Energy, LLC, which owns fractional interests in, and operates, producing oil and natural gas properties and related facilities in four fields located in Galveston Bay, Texas, and working interests in additional oil and gas properties located in Galveston Bay from the same seller (collectively, the “Galveston Bay Fields”).  As disclosed in the Initial 8-K, immediately following the Company’s acquisition of Galveston Bay Energy, LLC, the Company sold 15% of its own aggregate working interest in the Galveston Bay Fields for $1,400,000 in cash to SPE Navigation 1, LLC, a company controlled by Michael Watts, who is the father-in-law of Jeremy Driver, a Director and the Chief Executive Officer of the Company.  As disclosed in the 8-K/A, as a result of such transactions, as of February 15, 2011, Galveston Bay Energy, LLC owned approximately 72% of the aggregate working interest in the Galveston Bay Fields.  The agreement with SPE Navigation 1, LLC provided for SPE’s purchase of an additional 10% of Galveston Bay Energy, LLC’s aggregate interest in the Galveston Bay Fields within 90 days of the closing for $1,150,000.  SPE completed the purchase of the working interest effective May 1, 2011.  Thus, SPE ultimately purchased 25% of the Company’s aggregate interest in the Galveston Bay Fields for $2,550,000.

Item 9.01 of Form 8-K provides that with respect to transactions described pursuant to Item 2.01 of Form 8-K, the financial statements of businesses acquired may be filed, and pro forma financial information regarding such transactions may be furnished, not later than 71 calendar days after the date that the initial report on Form 8-K must be filed. As such, the Company disclosed in the Initial 8-K that it would file the required financial statements and furnish the required pro forma financial information within that time frame.  The preparation of such financial statements and pro forma financial information took longer than the Company anticipated, but the Company is now providing such financial statements and pro forma financial statements herewith as described in Item 9.01 below.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Attached hereto as Schedule “A” please find the financial statements for the oil and gas properties the Company purchased on February 15, 2011 for the years ended December 31, 2010 and December 31, 2009.

2

(b)	Pro forma Financial Information.

Attached hereto as Schedule “B” please find the unaudited combined pro forma financial information of the Company, including the pro forma combined balance sheet as at January 31, 2011, the pro forma combined statement of operations for the six months ended January 31, 2011, and the pro forma combined statement of operations for the year ended July 31, 2010.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Not applicable.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION

Date: October 28, 2011		/s/ Sarah Berel-Harrop

	Name:	Sarah Berel-Harrop
	Title:	Chief Financial Officer
__________

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Strategic American Oil Corporation:

We have audited the accompanying statements of revenues and direct operating expenses related to oil and gas producing wells in Galveston Bay Field (the “Galveston Bay Properties”) based on the purchase and sale agreement for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Strategic American Oil Corporation (the “Company”). Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statements of revenues and direct operating expenses provide a reasonable basis for our opinion.

As described in Note 1, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Current Report on Form 8-K and is not intended to be a complete financial presentation.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Galveston Bay Properties, for the years ended December 31, 2010 and 2009.

/s/ MaloneBailey, LLP
October 27, 2011
Houston, Texas

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Schedule “A”

STATEMENTS OF REVENUES AND DIRECT EXPENSES
OF THE GALVESTON BAY FIELDS

	Years Ended December 31,
	2010	2009

Revenues	$3,560,778	$348,302

Direct operating expenses	3,866,577	2,491,727

Excess of direct operating expenses over revenues	$305,799	$2,143,425

(See accompanying notes to the statements of revenues and direct expenses)

STATEMENTS OF REVENUES AND DIRECT EXPENSES
OF THE GALVESTON BAY FIELDS

Notes to the Financial Statements

Note 1: The Properties and Basis of Presentation

Galveston Bay Energy, LLC (GBE) is a Texas oil and gas company that owns fractional interests in and operates producing oil and natural gas properties in four fields located in Galveston Bay, Texas. On February 15, 2011, Strategic American Oil Corporation (Strategic, “the Company”) purchased GBE and certain other oil and gas properties (collectively, “the Properties”, “the Galveston Bay Fields”, “we”, “us”) from a private seller (Seller) for a purchase price of $9.9 million, subject to customary post-closing adjustments.

Immediately following the acquisition, Strategic sold 25% of its own aggregate working interest in the Properties for $2,550,000 in cash to SPE Navigation 1, LLC (SPE). SPE also assumed its proportional share of the asset retirement obligations associated with the properties.  The accompanying statements of revenues and direct expenses reflect the interest Strategic acquired in the Properties.  Because Strategic ultimately acquired 75% of the Properties due to the sale of 25% of its acquired interest to SPE, these statements reflect 75% of the Seller’s historical results.

The statement of revenues and direct operating expenses for the years ended December 31, 2010 and 2009 have been derived from our historical financial records. Revenues and direct operating expenses included in the accompanying statement represent Strategic’s acquired interest in the Properties and are prepared on an accrual basis of accounting. The Seller maintained its books and records using a calendar year.  Accordingly, the accompanying statements of revenues and direct expenses are presented using a calendar year.

During the periods presented, the Properties were not accounted for or operated as a stand-alone entity and separate financial statements of the Properties have never been prepared. Certain costs, such as general and administrative expenses and interest were not allocated to the individual properties.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to represent a complete set of financial statements.  The financial statements of the Properties to satisfy the requirements of Rule 3-05 of Regulation S-X are limited to historical statements of revenues and direct operating expenses, together with unaudited disclosures of reserve quantities and the standardized measure.  Historical financial statements, reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on an individual property basis, nor is it practicable to obtain such information in these circumstances. The statements presented are not indicative of the results for the Properties going forward.

Note 2: Summary of significant accounting policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the respective reporting periods. We base our estimates and judgments on historical experience and on various other assumptions and information that we believe to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.

Significant areas requiring management’s estimates and assumptions include estimates of asset retirement costs and the determination of oil and natural gas proved reserve quantities.  Oil and natural gas proved reserve quantities which form the basis for the calculation of amortization of oil and natural gas properties and for asset impairment tests. Management emphasizes that reserve estimates are inherently imprecise and that estimates of more recent reserve discoveries are more imprecise than those for properties with long production histories.

Actual results may differ from the estimates and assumptions used in the preparation of our financial statements.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. We follow the “sales method” of accounting for oil and natural gas revenue, so we recognize revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to our ownership in the property. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

Direct operating expenses

Direct operating expenses are recognized when incurred and consist of operating expenses directly related to revenue producing activities of the Properties.  Direct operating expenses consist of all costs relating to production activities, and do not include accretion of an asset retirement obligation, and depreciation, depletion and amortization.  Direct operating expenses include hurricane repair and workover expenses, as discussed below.

GBE’s fields contained proved producing reserves prior to 2008.  The infrastructure for GBE’s fields sustained extensive damage in hurricanes Gustav and Ike.  After the hurricanes, the operations from the fields were curtailed. Restoration of production from GBE’s proved reserves was dependent on repair of the downstream infrastructure.  During the years ended December 31, 2010 and 2009, the Seller performed the repairs required to return the fields to production.  Specifically, the majority of the hurricane repair work was performed between August 2009, when the Seller acquired the properties from a prior operator, and June 2010.  In addition, during the years presented, the Seller worked over several wells within an existing completion interval.  Workover costs incurred solely to maintain or increase levels of production from an existing completion interval and repairs required to bring production from proved reserves to market have been charged to expense as incurred.

Note 3: Contingencies and commitments

Legal

We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. We accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

GBE was sued by the operator of one of our oil and gas properties due to non-payment of certain expenses.  The subject expenses are included in our results.  Pursuant to our purchase and sale agreement, the Seller assumed responsibility for the lawsuit.

Environmental

We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

There is soil contamination at a tank facility owned by GBE.  While it is probable that remediation will be required, we are evaluating the extent of the contamination, the activities that will be required to perform the remediation, and whether the Seller will be required to assume the remediation.  The cost of the remediation is currently not estimable and has not been reflected in statements of revenues and direct expenses.

Commitments

Prior to the sale of the Properties, the Seller executed a Compression and Handling Agreement (the “PHA”) between the Seller and GBE.  Under the terms of the PHA, oil, natural gas, and salt water would be disposed of through the Seller’s facility.  Under the agreement, we are responsible for approximately a flat fee of $3,000 per month for the surface lease and a gauging fee, our pro-rata share of repairs at the facility, and compression, salt water disposal, and other charges based on the volumes disposed of through the facility.

Note 4: Subsequent Events

Effective September 1, 2011, Strategic acquired SPE, the holder of 25% working interest in the Properties, for a total purchase price of 95,000,000 common shares in Strategic.  Thus, after September 1, 2010, we owned 100% working interest in the Properties.

In September 2011, the Seller sued GBE alleging non-payment of approximately $225,000 in invoices related to the PHA.  The invoices relate to the period from March 2011 to September 2011.  We dispute the invoices because they include charges not provided for in the PHA.

Note 5: Supplemental Oil and Gas Information (Unaudited)

The SEC amended its definitions of oil and natural gas reserves effective December 31, 2009. Previous periods were not restated for the new rules. Key revisions include a change in pricing used to prepare reserve estimates to a 12-month un-weighted average of the first-day-of-the-month prices, the inclusion of non-traditional resources in reserves, definitional changes, and allowing the application of reliable technologies in determining proved reserves, and other new disclosures (Revised SEC rules). The Revised SEC rules did not significantly affect the quantities of our proved reserves.

The reserves in this report have been estimated using deterministic methods. For wells classified as proved developed producing where sufficient production history existed, reserves were based on individual well performance evaluation and production decline curve extrapolation techniques. For undeveloped locations and wells that lacked sufficient production history, reserves were based on analogy to producing wells within the same area exhibiting similar geologic and reservoir characteristics, combined with volumetric methods. The volumetric estimates were based on geologic maps and rock and fluid properties derived from well logs, core data, pressure measurements, and fluid samples. Well spacing was determined from drainage patterns derived from a combination of performance-based recoveries and volumetric estimates for each area or field. Proved undeveloped locations were limited to areas of uniformly high quality reservoir properties, between existing commercial producers.

Proved Reserves

	Oil (Mbbl)	Gas (MMCF)	Equivalent (MMCFE)

Balance – December 31, 2008	697,357	9,382,150	13,566,292
Revisions of previous estimates	2,287	(8,674)	5,051
Production	(2,434)	(54,456)	(69,061)
Balance – December 31, 2009	697,210	9,319,020	13,502,282

Revisions of previous estimates	24,022	107,586	251,718
Production	(33,782)	(179,526)	(382,220)
Purchase of minerals in place	2,693	55,860	72,015
Balance – December 31, 2010	690,143	9,302,940	13,443,795

	Proved Reserves as of December 31, 2010
	Oil (bbls)	Gas (Mcf)	Equivalent (Mcfe)
Proved developed	468,083	4,450,830	7,259,325
Proved undeveloped	222,060	4,852,110	6,184,470
Total Proved reserves	690,143	9,302,940	13,443,795

	Proved Reserves as of December 31, 2009
	Oil (bbls)	Gas (Mcf)	Equivalent (Mcfe)
Proved developed	409,770	2,884,900	5,343,522
Proved undeveloped	287,440	6,434,120	8,158,760
Total Proved reserves	697,210	9,319,020	13,502,282

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following Standardized Measure of Discounted Future Net Cash Flow information has been developed utilizing ASC 932, Extractive Activities —Oil and Gas, (ASC 932) procedures and based on estimated oil and natural gas reserve and production volumes. It can be used for some comparisons, but should not be the only method used to evaluate us or our performance. Further, the information in the following table may not represent realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flow be viewed as representative of our current value.

We believe that the following factors should be taken into account when reviewing the following information:

•	future costs and selling prices will probably differ from those required to be used in these calculations;

•	due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations;

•	a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and natural gas revenues; and

•	future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, for the years ended December 31, 2010 and 2009, as specified by the SEC, the prices for oil and natural gas used in this calculation were the un-weighted 12-month average of the first day of the month (12-month un-weighted average) cash price quotes, except for volumes subject to fixed price contracts.

In the following table, natural gas liquids are included in natural gas reserves. The oil and natural gas liquids price as of December 31, 2010 and 2009  were based on the 12-month unweighted average of the first of the month prices of the NYMEX (Cushing, OK WTI) posted price which equated to $79.43 and $63.37 per barrel, respectively. The gas price as of December 31, 2010 and 2009 were based on the 12-month unweighted average of the first of the month prices of the NYMEX (Cushing, OK WTI) spot price which equates to $4.38 per Mcf and $3.41 per Mcf, respectively. The base prices were adjusted for heating content, premiums and product differentials based on historical revenue statements. All prices are held constant in accordance with SEC guidelines. All proved reserves are located in the United States; specifically, off-shore in Galveston Bay, Texas.

The Standardized Measure is as follows:

	2010	2009
Future cash inflows	$97,727,063	$78,342,772
Future production costs	(24,936,983)	(22,266,143)
Future development costs	(24,470,977)	(24,572,176)
Future net cash flows	48,319,103	31,504,453

10% annual discount for estimated timing of cash flows	(13,802,427)	(11,715,764)
Future net cash flows at end of year	$34,516,676	$19,788,689

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following is a summary of the changes in the Standardized Measure of discounted future net cash flows for our proved oil and natural gas reserves during each of the years in the two year period ended December 31, 2010:

	2010	2009
Standardized measure of discounted future net cash flows at beginning of year	$19,788,689	$21,950,915
Net changes in prices and production costs	12,726,859	(4,406,085)
Changes in estimated future development costs	72,292	(183,276)
Sales of oil and gas produced, net of production costs	(1,302,155)	218,866
Purchases of minerals in place	278,537	—
Revisions of previous quantity estimates	973,585	13,177
Accretion of discount	1,978,869	2,195,092

Standardized measure of discounted future net cash flows at year end	$34,516,676	$19,788,689

Schedule “B”

STRATEGIC AMERICAN OIL CORPORATION
UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

Galveston Bay Energy, LLC (GBE) is a Texas oil and gas company and owns fractional interests in and operates producing oil and natural gas properties and its related facility in four fields located in Galveston Bay, Texas. On February 15, 2011, Strategic American Oil Corporation (Strategic) purchased GBE and certain other oil and gas properties (collectively, “the Properties”, “the Galveston Bay Fields”) from a private seller (Seller) for a purchase price of $9.9 million, subject to customary post-closing adjustments.

The following unaudited pro forma financial information gives effect to Strategic’s acquisition of the Properties, its sale of 25% of the working interests it had acquired in the Properties, and a private placement financing involving the sale of 92,390,000 shares of Strategic’s common stock at a subscription price of $0.10 per share, the proceeds of which funded the acquisition of the Properties.  These transactions are more fully described in the notes to the unaudited combined pro forma financial information.

The unaudited combined balance sheet gives effect to the transactions as if they had occurred on January 31, 2011 and the unaudited combined pro forma statements of operations give effect to the transactions as if they had occurred on August 1, 2009.

The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable under the circumstances.  The adjustments and the assumptions underlying the adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited combined pro forma financial information. Pursuant to the Securities and Exchange Commission’s Article 11 of Regulation S-X, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable.  The unaudited combined pro forma financial information is provided for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the transactions occurred on the assumed dates indicated, nor is it necessarily indicative of our future financial position or results of operations as of or for any future date or periods.

STRATEGIC AMERICAN OIL CORPORATION AND THE GALVESTON BAY FIELDS
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JANUARY 31, 2011

	Strategic	Pro forma adjustments	Notes		Pro forma Combined
Assets
Current assets
Cash and cash equivalents	$7,803	$9,239,000	(3a	)
		2,550,000	(3b	)
		(9,900,000)	(2)
		(12,238)	(3c	)	$1,884,565
Accounts receivable	53,497	600,982	(2)		654,479
Other current assets	-	18,759	(2)		18,759
Total current assets	61,300	2,496,503			2,557,803
Oil and Gas Property, accounted for using the full cost method of accounting
Evaluated property, net	1,316,671	9,522,193	(2)
		(3,923,621)	(3b	)	6,915,243
Unevaluated property	266,954	-			266,954
Restricted Cash	40,000	6,675,487	(2)		6,715,487
Other Assets	121,381	4,870	(2)		126,251
Total Assets	$1,806,306	$14,775,432			$16,581,738

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$616,009	$1,427,804	(2)		$2,043,813
Notes payable	110,000	-			110,000
Asset retirement obligations – short term	-	530,478	(2)
		(132,619)	(3b	)	397,859
Derivative warrant liability	2,534,813	-			2,534,813
Due to related parties	203,300	-			203,300
Total current liabilities	3,464,122	1,825,663			5,289,785
Asset retirement obligations – long term	10,380	4,964,009	(2)
		(1,241,002)	(3b	)	3,733,387
Total liabilities	3,474,502	5,548,670			9,023,172

Stockholders’ equity/ (deficit):
Common stock, $.001 par; 500,000,000 shares authorized shares; 53,602,486 shares issued and outstanding	53,602	93,890	(3a	)
		15,915	(3c	)	163,407
Additional paid in capital	12,038,071	9,145,110	(3a	)
		2,530,426	(3c	)	23,713,607
Accumulated deficit	(13,759,869)	(2,558,579)	(3c	)	(16,318,448)
Total Stockholders’ equity (deficit)	(1,668,196)	9,226,762			7,558,566
Total Liabilities and Stockholders’ equity (deficit)	$1,806,306	$14,775,432			$16,581,738

(See accompanying notes to unaudited pro forma combined financial information)

STRATEGIC AMERICAN OIL CORPORATION AND THE GALVESTON BAY FIELDS
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JANUARY 31, 2011

	Strategic	Pro forma adjustments	Notes	Pro forma Combined

Revenues
Oil and Gas sales	$229,134	$2,096,767	(2)	$2,325,901

Operating Expenses
Lease operating expenses	140,388	2,001,991	(2)	2,142,379
Depreciation, depletion, & amortization	51,925	355,804	(2)	407,729
Accretion	3,664	226,701	(2)	230,365
Impairment	140,029	-		140,029
Consulting fees	595,524	-		595,524
Management fees	222,912	-		222,912
Other general & administrative expense	400,283	-		400,283
Total operating expenses	1,554,725	2,584,496		4,139,221

Loss from operations	(1,325,591)	(487,729)		(1,813,320)

Interest expense, net	(14,779)	-		(14,779)
Gain (loss) on derivative warrant liability	(276,549)	-		(276,549)

Net Loss	$(1,616,919)	$(487,729)		$(2,104,648)

Basic and diluted loss per common share	$(0.03)			$(0.01)

Weighted average shares outstanding (basic and diluted)	53,408,220			163,212,854

(See accompanying notes to unaudited pro forma combined financial information)

STRATEGIC AMERICAN OIL CORPORATION AND THE GALVESTON BAY FIELDS
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 2010

	Strategic	Pro forma adjustments	Notes	Pro forma Combined

Revenues
Oil and Gas sales	$531,736	$2,093,450	(2)	$2,625,186
Operating expenses
Lease operating expenses	571,009	4,400,349	(2)	4,971,358
Depreciation, depletion, & amortization	92,944	337,397	(2)	430,341
Accretion	23,632	669,849	(2)	693,481
Consulting fees	2,156,837	-	(2)	2,156,837
Management fees	902,866	-		902,866
Acquisition related costs	-	2,558,579	(3c )	2,558,579
Warrant modification expense	743,189	-		743,189
Other general & administrative expense	641,866	-		641,866
Total operating expenses	5,132,343	7,966,174		13,098,517

Loss from operations	(4,600,607)	(5,872,724)		(10,473,331)

Interest expense, net	(68,359)	-		(68,359)
Gain (loss) on derivative warrant liability	96,293	-		96,293
Net Loss	$(3,829,484)	$(5,872,724)		$(10,445,397)

Basic and diluted loss per common share	$(0.10)			$(0.07)
Weighted average shares outstanding (basic and diluted)	45,642,982			155,146,781

(See accompanying notes to unaudited pro forma combined financial information)

STRATEGIC AMERICAN OIL CORPORATION AND THE GALVESTON BAY FIELDS
NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION

Note 1: Basis of presentation

The unaudited pro forma combined balance sheet has been prepared by applying pro forma adjustments to Strategic’s unaudited balance sheet as of January 31, 2011.

The unaudited pro forma combined statement of operations for the six months ended January 31, 2011 has been prepared from Strategic’s unaudited interim statement of operations for the six months ended January 31, 2011 and the unaudited revenues and direct expenses for the Properties for the six months ended December 31, 2010, which were extracted from the statement of revenues and expenses for the year ended December 31, 2010.

Strategic’s audited financial statements have been used in the preparation of the unaudited pro forma combined statements for the twelve months ended July 31, 2010.  The revenues and direct expenses for the Properties are for the twelve months ended July 31, 2010 and were derived from the accounting records pertaining to the Properties for the twelve months ended July 31, 2010..

The results of operations for the month of July 2010 has been included in both the interim unaudited pro forma combined statement of operations for the period ending January 31, 2011 and also in the unaudited pro forma combined statement of operations for year ending July 31, 2010.

These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Strategic and the Properties as follows:

•	Strategic’s financial statements for the year ended July 31, 2010 and the notes relating thereto, as found in its 10-K which was filed on November 15, 2010;

•	Strategic’s unaudited financial statements for the six months ended January 31, 2011 and the notes relating thereto, as found in its 10Q which was filed on June 20, 2011; and

•	The Properties’ statement of revenues and direct expenses for the years ended December 31, 2010 and 2009, the notes relating thereto included elsewhere in this Form 8-K/A.

Note 2: Purchase of Properties

On February 15, 2011, Strategic American Oil Corporation (Strategic) purchased GBE and certain other oil and gas properties (collectively, “the Properties”, “the Galveston Bay Fields”) from a private seller (Seller) for a cash purchase price of $9,900,000, subject to customary post-closing adjustments.

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed at the acquisition date:

Recognized Amount of Identifiable Assets Acquired and Liabilities Assumed

Restricted Cash	$6,675,487
Accounts receivable and other current assets	619,741
Property and equipment	4,870
Oil and Gas Property, accounted for using the full cost basis of accounting
Evaluated property	9,522,193
Accounts payable and accrued expenses	(1,427,804)
Asset retirement obligations – short term	(530,478)
Asset retirement obligations – long term	(4,964,009)
Total Identifiable Net Assets	$9,900,000

Note 3: Pro Forma Adjustments

a)  2011 Private Placement

During February 2011, in connection with the acquisition, Strategic completed a private placement in which it sold 92,390,000 shares of common stock for $.10 per share to raise gross proceeds of $9,239,000 (2011 Private Placement).  Strategic paid $142,800 in cash offering costs as finders’ fees and $63,581 in associated legal costs, resulting in net cash proceeds of $9,032,619. In connection with the 2011 private placement, it granted equity based compensation for finders’ fees as follows: 1,500,000 shares of common stock, warrants to purchase 1,300,000 shares of common stock at an exercise price of $.10 per share with a contractual term of three years, and warrants to purchase 128,000 shares of common stock at an exercise price of $.10 per share with a contractual term of three years.   Legal costs and finders’ fees associated with the 2011 Private Placement were treated as a reduction in the private placement proceeds and reflected as an adjustment to equity.  The 2011 Private Placement is more fully discussed in 10Q for the quarter ended April 30, 2011.

b)  Sale of working interest to SPE Navigation I, LLC.

On February 15, 2011, Strategic sold 25% of the working interest acquired in the purchase of the Properties to SPE Navigation 1, LLC for $2,550,000 paid in cash as follows:  SPE paid $1,400,000 on February 15, 2011 for 15% of the working interest and $1,150,000 during April and May 2011 for the additional 10% interest.  SPE assumed 25% of the asset retirement obligations in the property it acquired.  As of February 15, 2011, the asset retirement obligation was $5,494,487, 25% of which is $1,373,621.

c)  Acquisition related costs

During February 2011, Strategic granted 15,914,634 shares of common stock to three individuals as finders’ fees for their roles in the acquisition of the Properties. The shares were valued, based on the closing stock price on the date of grant, at $2,546,342.  This cost was reflected in the unaudited pro forma combined statement of operations as an acquisition related cost. Acquisition related costs also includes cash payments of $12,238 incurred for due diligence.

Note 3: Earnings per share

The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding, giving effect to pro forma transactions as follows:

Number of shares outstanding, January 31, 2011	53,602,486
Add: Shares issued in 2011 Private Placement	93,890,000
Add: Common stock issued for acquisition costs	15,914,634
Common shares outstanding for unaudited combined pro forma statements of operations	163,407,120

Note 4: Excluded costs

Prior to acquisition, the properties were owned and managed by the Seller, who did not maintain separate financial records. Consequently, the Unaudited Pro Forma Combined Statement of Operations included herein does not reflect general and administrative expenses, interest, and other indirect expenses that were not allocated by the Seller to the Properties. Strategic’s management believes such indirect expenses are not indicative of future costs that may be incurred under the new management.